SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 29, 2010
(Date of Report; Date of Earliest Event Reported)
BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)
734-477-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) On January 29, 2010, the Compensation Committee of the Board of Directors of the Company adjusted the compensation of Michael J. Edwards, who was elected Interim President and Chief Executive Officer of the Company on January 25, 2010. Mr. Edwards will receive a monthly supplemental payment of $29,167 for his service as interim President and Chief Executive Officer. This amount represents the monthly difference between a $750,000 annual salary and Mr. Edwards’ current annual salary of $400,000. The payment will be effective February 1, 2010 and will continue during the period that he serves as interim President and Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc. (Registrant)
Dated: February 4, 2010	By:	/s/ MARK R. BIERLEY
Mark R. Bierley
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)